                                                                     EXHIBIT 4.3

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.


                           WARRANT TO PURCHASE STOCK

Corporation:                  Cedro Group, Inc., a California Corporation
Number of Shares:             44,445 (subject to Section 1.9)
Class of Stock:               Series A Preferred (subject to Section 1.9)
Initial Exercise Price:       $0.5625 per share (subject to Section 1.9)
Issue Date:                   December 24, 1997
Expiration Date:              December 24, 2002


     THIS WARRANT CERTIFIES THAT, in consideration of the payment of $1.00 and for other good and valuable consideration, IMPERIAL BANK or registered assignee ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth of this Warrant.

ARTICLE 1.  EXERCISE
            --------

     1.1  Method of Exercise.  Holder may exercise this Warrant by delivering
          ------------------
this Warrant and a fully executed Notice of Exercise in substantially the form attached as Appendix I to the principal office of' the Company, but such exercise shall not occur prior to May 1, 1998. Unless Holder is exercising the conversion right set forth in Section 1.2. Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

     1.2  Conversion Right.  In lieu of exercising this Warrant as specified in
          ----------------
Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities, otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.5.

     1.3  Omitted.
          -------

     1.4  Omitted.
          -------

     1.5  Fair Market Value.  If the Shares are traded regularly in a public
          -----------------
market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the

Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If tile Shares are not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If tile valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

     1.6  Delivery of Certificate and New Warrant.  Promptly after Holder
          ---------------------------------------
exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

     1.7  Replacement of Warrants.  On receipt of evidence reasonable
          -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

     1.8  Repurchase on Sale, Merger, or Consolidation of the Company.
          -----------------------------------------------------------

          1.8.1.  "Acquisition".  For the purpose of this Warrant, "Acquisition"
                   -----------
means any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

          1.8.2.  Assumption of Warrant.  If upon the closing of any Acquisition
                  ---------------------
the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly. The Company shall use reasonable efforts to cause the surviving corporation to assume the obligations of this Warrant.

          1.8.3.  Nonassumption.  If upon the closing of any Acquisition the
                  -------------
successor entity does not assume the obligations of this Warrant and Holder has not otherwise exercised this Warrant in full, then the unexercised portion of this Warrant shall be deemed to have been automatically converted pursuant to
Section 1.2 and thereafter Holder shall participate in the Acquisition oil the same terms as other holders of the same class of securities of the Company.

     1.9  Adjustment in Underlying Preferred Stock Price and Exercise Price.  If
          -----------------------------------------------------------------
on or before February 28, 1998, (i) the Company provides Holder with reasonably satisfactory written evidence of receipt by Company of signed, definitive term sheets for a minimum of $2,000,000 in new equity from investors reasonably acceptable to Holder ("Investors"), and (ii) on or before April 30, 1998 the Company sells and issues to Investors preferred stock and/or securities convertible into preferred stock with aggregate gross proceeds to the Company of at least $2,000,000 in cash, this Warrant shall concurrent with the issuance of such securities automatically be adjusted to instead be exercisable for shares of the same series and class of preferred stock and bearing the same rights, preferences, and privileges, of such shares of stock with the Warrant Price hereunder adjusted to equal the per share purchase price of such stock, and the number of such shares subject to this Warrant adjusted to equal (i) Twenty-five Thousand Dollars ($25,000), divided by (ii) such modified per share Warrant Price.

ARTICLE 2.  ADJUSTMENTS TO THE SHARES
            -------------------------

     2.1  Stock Dividends, Splits, Etc.  If the Company declares or pays a
          ----------------------------
dividend on its common stock payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

     2.2  Reclassification, Exchange or Substitution.  Subject to Section 1.8,
          ------------------------------------------
upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles of Incorporation upon the closing of a registered public offering, of the Company's common stock. The Company or its successor shall promptly, issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitations adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this
Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

     2.3  Adjustments for Combinations, Etc.  Except for the stock split, and
          ---------------------------------
related amendment to the Company's Articles of Incorporation contemplated by the amendment to the Company's Articles of Incorporation approved by the Company's Board of Directors at its meeting of December 16, 1997, if the Outstanding Shares are Subdivided (by stock split or otherwise) into a greater number of Shares then the number of Shares subject to purchase hereunder shall automatically increase proportionally, and the Warrant Price per Share shall automatically decrease proportionately, with the increase in the number of Shares. If the outstanding Shares are decreased (by reverse stock split or otherwise) into a lesser number of shares then the number of Shares subject to purchase hereunder shall automatically decrease proportionately, and the Warrant Price per Share shall automatically increase proportionately, with the decrease in the number of Shares.

     2.4  Adjustments for Diluting Issuances.  The Shares will have the exact
          ----------------------------------
same anti-dilution protection under the Company's Articles of Incorporation as all other Shares of the same class and series.

     2.5  No Impairment.  The Company shall not, by amendment of its Articles of
          -------------
Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

     2.6  Certificate as to Adjustments.  Upon each adjustment of the Warrant
          -----------------------------
Price the Company, at its expense shall promptly compute such adjustment and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3.  REPRESENTATIONS AND COVENANTS OF THE COMPANY.
            --------------------------------------------

     3.1  Representations and Warranties.  The Company hereby represents and
          ------------------------------
warrants to the Holder as follows:

          (a) The initial Warrant Price referenced on the first page of this Warrant is not greater than the fair market value of the Shares as of the date of this Warrant.

          (b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state Securities laws.

     3.2  Notice of Certain Events.  If the Company proposes at any time (a) to
          ------------------------
declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

     3.3  Information Rights.  So long as the Holder holds this Warrant and/or
          ------------------
any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all communiques to the shareholders of the Company, (b) within one hundred and twenty (120) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by Independent public accountants of recognized standing and (c) within forty-five
(45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

     3.4  Registration Under Securities Act of 1933, as amended.  The Company
          -----------------------------------------------------
shall use its best efforts to amend the Registration Rights Agreement dated September 11, 1996 to add Holder as a party thereto and in connection therewith to grant Holder rights under Section 3 Piggy back Registration,

ARTICLE 4.  MISCELLANEOUS.
            -------------

     4.1  Legends.  This Warrant and the Shares (and the securities issuable,
          -------
directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933), AS AMENDED, AND MAY NOT BE SOLD. PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     4.2  Compliance with Securities Laws on Transfer.  This Warrant and the
          -------------------------------------------
Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

     4.4  Transfer Procedure.  Subject to the provisions of Section 4.2, Holder
          ------------------
may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

     4.5  Notices.  All notices and other communications from the Company to the
          -------
Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.

     4.6  Waiver.  This Warrant and any term hereof may be chanced, waived,
          ------
discharged or terminated only by an instrument in writing signed by the party against which enforcement of such chance, waiver, discharge or termination is sought.

     4.7  Attorneys' Fees.  In the event of an dispute between the parties
          ---------------
concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

     4.8  Governing Law.  This Warrant shall be governed by and construed in
          -------------
accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.


                              CEDRO GROUP, INC.

                              By:
                                 -------------------------------------------
                              Name:
                                   -----------------------------------------
                              Title:
                                    ----------------------------------------

                                  APPENDIX I

                              NOTICE OF EXERCISE
                              ------------------

     1. The undersigned hereby elects to purchase ________________ shares of the Common Stock of Cedro Group, Inc, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to of the Shares covered by the Warrant.

     [Strike paragraph that does not apply,]

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

          Chief Financial Officer
          Controllers Department
          Imperial Bank
          P.O. Box 92991
          Los Angeles, CA 90009
          or registered assignee

     The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

IMPERIAL BANK or registered assignee



------------------------------------
(Signature)


------------------------------------
(Date)

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